UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 2, 2007
Commerce Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-2989	43-0889454

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Walnut, Kansas City, MO	64106

(Address of principal executive offices)	(Zip Code)
(816) 234-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 2, 2007 Commerce Bancshares, Inc, issued a Press Release announcing that, at its regularly scheduled meeting the Board of Directors elected Kimberly G. Walker as Director to the Class of 2009. Ms. Walker is the Chief Investment Officer of Washington University Investment Management Company since November 2006 and was formerly Vice President of Qwest Communications International and President of Qwest Assets Management Company.
     At that same Board of Directors’ meeting, the Company also announced the resignation and retirement of Board member Ms. Mary Ann Van Lokeren, from the Board. Ms. Van Lokeren had been a Board member since 1996 and was a member of the Committee on Compensation and Human Resources. Ms. Van Lokeren’s resignation was prompted by her recent retirement as Chief Executive Officer of Krey Distributing Company.
     On February 2, 2007 the Company’s Board of Directors approved the recommendations of the Compensation and Human Resources Committee with respect to the base salary for 2007 (effective April 1, 2007) and the payment of cash bonuses to the Company’s CEO and its other named executive officers in accordance with the Company’s Executive Incentive Compensation Plan. The Board also approved the Committee’s recommendations for the grant to those individuals of stock appreciation rights and restricted stock awards under the Company’s 2005 Equity Incentive Plan.

				Stock	Restricted
		2007	2006 Cash	Appreciation	Stock
		Salary	Bonus	Rights	Award
Executive Officer	Title	$	$	#	#
David W. Kemper	Chairman, President & CEO	819,500	527,000	85,000	3,906
Jonathan M. Kemper	Vice Chairman	422,300	188,000	36,000	1,391
Seth M. Leadbeater	Vice Chairman	333,300	134,000	18,000	989
Charles G. Kim	Executive Vice President	315,000	124,000	16,000	914
Kevin G. Barth	Executive Vice President	315,000	124,000	16,000	885
A. Bayard Clark	Executive Vice President & CFO	256,100	93,000	14,000	690
     Effective with amendments to its executive officer and director compensation disclosure rules adopted by the Securities and Exchange Commission in 2006, Mr. A. Bayard Clark became a new named executive officer for the Company. Mr. Clark is an Executive Vice President and the Chief Financial Officer of the Company. As are all employees, Mr. Clark is an at-will employee and does not have a written employment contract. As do certain other employees, Mr. Clark has a Severance Agreement that provides, among other things, that if his employment is terminated by the Company with “cause” or by him for “good reason” either during the twelve months before or the three years after a “change in control”, or if he voluntarily terminates for any reason during the 30 days following one year after a “change in control”, he shall receive three times the sum of his annualized base salary in effect twelve months prior to the “change in control”, and his average annual bonus for the prior three years; the greater of his actual bonus for the preceding year or his target bonus for the current year (prorated for the year in which the termination occurs); and continuation of health and welfare benefits for he and his spouse for three years or until age 65 if sooner, at a cost equal to such rates paid from time to time by similarly situated employees of the Company, “grossed up” to cover any excise tax imposed by Section 4999 of the Internal Revenue Code.
Item 8.01 Other Events
     On February 2, 2007 Commerce Bancshares, Inc. issued a Press Release announcing actions taken by its Board of Directors in addition to the declaration of a regular quarterly dividend. The Board of Directors approved the additional purchase of up to 2,844,425 shares of company stock. This, coupled with the shares left to be purchased under the prior authorization, will provide the Company with authority to repurchase up to 4,000,000 shares.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE BANCSHARES, INC.
By:	/s/ Jeffery D. Aberdeen
Jeffery D. Aberdeen
Controller (Chief Accounting Officer)

Date: February 6, 2007